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   Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Storage Technology Corporation of our report dated February 17, 1994 appearing on page F-25 of Storage Technology Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.

   /s/ PRICE WATERHOUSE LLP
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   PRICE WATERHOUSE LLP


   Denver, Colorado
   September 1, 1994